10f-3 Transactions Summary*
* Evergreen Compliance Department
 has on file a checklist
signed by the portfolio manager and a
compliance manager
stating that the transaction fully
complies with the conditions
of Rule 10f-3 of the Investment
Company Act of 1940.


Fund
Global Opportunities Fund
Security
Chipotle Mexican Grille
Advisor
EIMCO
Transaction
 Date
1/26/2006
Cost
"$183,612"
Offering Purchase
2.33%
Broker
Morgan Stanley & Merrill Lynch &  SG Cowen & Co.
Underwriting
Syndicate
Members
Morgan Stanley

Fund
Global Opportunities Fund
Security
"Visicu, Inc."
Advisor
EIMCO
Transaction
 Date
4/3/2006
Cost
$100
Offering Purchase
0.01%
Broker
Morgan Stanley & Thomas Weisel Partners LLC
Underwriting
Syndicate
Members
Wachovia Securities

Fund
Global Opportunities Fund
Security
Brady Corp
Advisor
EIMCO
Transaction
 Date
6/22/06
Cost
"$64,600"
Offering Purchase
1.62%
Broker
Robert W. Baird & Co.
Underwriting
Syndicate
Members
Robert W. Baird & Co.

Fund
Global Opportunities Fund
Security
J Crew Group
Advisor
EIMCO
Transaction
 Date
6/26/06
Cost
"15,500"
Offering Purchase
0.08%
Broker
"Goldman, Sachs & Co"
Underwriting
Syndicate
Members
Banc of America Securities LLC